UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 4, 2013 (May 8, 2013)

Date of report (Date of earliest event reported)

VANPORT ACQUISITION IV, CORPORATION.

(Exact name of registrant as specified in Charter)

Delaware	000-54790	45-5509838
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

PO Box 60606

Irvine, CA 92602

(Address of Principal Executive Offices)

(949) 300-6928

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

WilsonMorgan, LLP, CPAs ("WM") resigned as Vanport Acquisition IV, Corporation’s (the “Company”) independent auditor effective as of May 8, 2013.

The report of WM on our financial statements as of June 30, 2012 and for the period from June 26, 2012 (Inception) through June 30, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph as to a going concern in its report dated August 3, 2012.

In connection with the audit of our financial statements as of June 30, 2012 and for the period from June 26, 2012 (Inception) through June 30, 2012 and through the date of this Form 8-K,there were:

(i) no disagreements between the Company and WM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of WM, would have caused WM to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods, and

(ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided WM a copy of the disclosures contained herein and requested that WM furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not WM agrees with our statements in this Item 4.01.

On June 27, 2013, the Company engaged Dale Matheson Carr-Hilton Labonte, LLP (“DMCL”) as its independent registered accounting firm.  DMCL will re-audit our financial statements as of June 30, 2012 and for the period from June 26, 2012 (Inception).

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

Exhibit 16.1

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VANPORT ACQUISITION IV, CORP.

Date: July 4, 2013	By:	/s/ Gregory A. Wahl
Name: Gregory Anton Wahl Title: President